CURRENT REPORT FOR ISSUERS SUBJECT TO THE
1934 ACT REPORTING REQUIREMENTS

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

September 30, 2004
Date of Report (Date of Earliest Event Reported)

WIDEPOINT CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	000-23967	52-2040275
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Lincoln Centre, Oakbrook Terrace, Illinois 60181
(Address of principal executive offices, including zip code)

630-629-0003
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a — 12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13d-4(c))

Item 1.01  Entry into a Material Definitive Agreement; Item 2.01 Completion of Acquisition or Disposition ofAssets; Item 3.02 Unregistered Sale of Equity Securities

On October 25, 2004, Widepoint Corporation completed the acquisition of Operational Research Consultants, Inc., a privately held information technology and engineering firm providing mission-critical sensitive and strategic information security solutions to the United States Government. To finance the acquisition, the Company completed a convertible preferred financing with Barron Partners, LP, an accredited investor, and utilized a line of credit which Widepoint maintains with RBC-Centura. We entered into a Stock Purchase Agreement with ORC and its stockholders to effectuate the acquisition, and entered into a Preferred Stock Purchase Agreement and a Registration Rights Agreement with Barron in connection with the financing.

ORC specializes in IT integration and secure authentication processes and software, providing services to the Department of Defense, General Services Administration, and associated Federal Agencies and trading partners. ORC was at the forefront of implementing Public Key Infrastructure technologies. Therefore, ORC maintains secure facilities and is currently the only commercial credential service provider (at Assurance Levels 1, 2, 3 and 4) to the Federal Government, contractors to the Department of Defense and the United States Government, and individuals transacting electronic business with or for the United States Government. Secure authentication is a key element to the success of many secured integration e-Government initiatives emerging in the government sector.

ORC is currently the only External Certificate Authority for the United States Government. As such, it is authorized to issue all permissible certificate types and services in accordance with Defense Information Systems Agency and National Security Agency standards, necessary for the interoperable, secure exchange of information between U.S. Governmental agencies, contractors, and international allies such as members of NATO. The Federal market for secured authentication software and e-Government IT initiatives collectively represent major growth markets — within which ORC is prominently positioned.

Pursuant to the Stock Purchase Agreement between Widepoint, ORC and the stockholders of ORC, we agreed to purchase and acquire all of ORC’s outstanding common stock from the ORC stockholders. In consideration for the ORC stock, we will pay the shareholders of ORC an aggregate of $5,000,000 payable in a combination of cash, promissory note and Widepoint common stock, less a receivables holdback. The receivables holdback will be held in escrow and released at certain milestone dates, over a three year period pursuant to a formula negotiated between the parties.

The aggregate consideration to be paid by Widepoint to the ORC shareholders shall be adjusted in the event that ORC’s 2004 revenue is less than $8,000,000 and for any set-offs, recoupments and/or payments of losses. The agreement also provides a clawback provision in the event that the losses or indemnity amounts exceed the receivables holdback.

The convertible preferred financing with Barron was for $2,000,000, under a Preferred Stock Purchase Agreement and related agreements. Net proceeds from the offering after estimated costs and expenses, including fees of finders and agents, were approximately $1,800,000. The Company issued 1,142,857 shares of Series A Preferred Stock of Widepoint. The Series A Preferred Stock is convertible into an aggregate of 11,428,570 shares of common stock of Widepoint at a conversion rate equal to $0.175 per share. In addition, Widepoint issued to Barron warrants to purchase up to an additional 5,714,286 shares of common stock of Widepoint at an exercise price of $0.40 per common share. The shares of Widepoint common stock which may be acquired by Barron upon its conversion of its Series A Preferred Stock and/or the exercise of its warrant are subject to limitations which restrict the ability of Barron and its affiliates to acquire shares as a result of which Barron owns more than a total of 4.99% of the outstanding shares of Widepoint common stock at any time, which restriction may be removed upon 61 days notice to the Company by Barron, but in the event Barron elects to remove such restriction, then Barron and its affiliates can only vote 75% of the shares of Widepoint common stock held by Barron and its affiliates.

Under a related Registration Rights Agreement between Barron and the Company, we are obligated to file a registration statement within 60 days of the closing covering the resale of the shares of Widepoint common stock issuable upon conversion and/or exercise of the Series A Preferred Stock and the warrant issued to Barron. We have agreed to use our best efforts to cause the Registration Statement to be declared effective by the SEC within 120 days of the closing date. If our registration statement is not declared effective by the SEC in the period from 180 days following the closing date through two years following the date thereof, subject to permissible blackout periods and registration maintenance periods, then in such events we will be required to pay Barron penalties a one-time payment, as liquidated damages, in the amount of $100,000.

The private equity financing described herein was made pursuant to the exemption from the registration provisions of the Securities Act of 1933, as amended, provided by Section 4(2) of the Act and Rule 506 of Regulation D promulgated thereunder. The securities issued have not been registered under the Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

Item 9.01:      Financial Statements and Exhibits

(a)	Financial Statements of Business Acquired.

WidePoint intends to file the financial statements under cover of Form 8-K/A no later than 71 calendar days after this report is filed.

(b)	Pro Forma Financial Information.

WidePoint intends to file the pro forma financial information under cover of Form 8-K/A no later than 71 calendar days after this report is filed.

(c)	Exhibits.

10.1	Preferred Stock Purchase Agreement Between WidePoint Corporation and Barron Partners LP*

10.2	Common Stock Purchase Warrant between WidePoint Corporation and Barron Partners LP*

10.3	Registration Rights Agreement between WidePoint Corporation and Barron Partners LP*

10.4	Certificate Of Designations, Rights And Preferences Of The Series A Convertible Preferred Stock between WidePoint Corporation and Barron Partners LP*

10.5	Stock Purchase Agreement between WidePoint Corporation, Operational Research Consultants, Inc.*

*	Exhibits to be filed by amendment.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WIDEPOINT CORPORATION
By:	/s/ Steve Komar
Steve Komar President and Chief Executive Officer

Dated:  October 29, 2004

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